UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.       )

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Filed by a Party other than the Registrant [  ]

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[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

ACACIA RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2007

Dear Stockholder:

You are cordially invited to attend Acacia Research Corporation's Annual Meeting of Stockholders to be held on Tuesday, May 15, 2007. The meeting will be held at 610 Newport Center Drive, Suite 130, in Newport Beach, California, beginning at 10:00 a.m. local time. The formal meeting notice and Proxy Statement are attached.

At this year's meeting, stockholders are being asked to:

(1)	re-elect three directors to serve on our Board of Directors;

(2)	approve the 2007 Acacia Technologies Stock Incentive Plan; and

(3)	transact such other business as may properly come before the meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to complete, sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the Annual Meeting.

We look forward to seeing you on May 15th.

Sincerely,

/s/ Paul R. Ryan

Paul R. Ryan
Chairman and Chief Executive Officer

ACACIA RESEARCH CORPORATION
500 Newport Center Drive
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2007

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Acacia Research Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 15, 2007, at 10:00 a.m. at 610 Newport Center Drive, Suite 130, Newport Beach, California, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect three directors to serve on the Company's Board of Directors until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve the 2007 Acacia Technologies Stock Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 26, 2007 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

Sincerely,

/s/ Edward J. Treska

Edward J. Treska
Secretary

Newport Beach, California
April 16, 2007

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

ACACIA RESEARCH CORPORATION
500 Newport Center Drive
Newport Beach, California 92660
_______________________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2007
_______________________________

General

The enclosed proxy is solicited on behalf of the Board of Directors of Acacia Research Corporation, a Delaware corporation (the "Company"), for use at the Company’s annual meeting of stockholders (the "Annual Meeting") to be held on Tuesday, May 15, 2007, at 10:00 a.m., local time, and at any adjournment or postponement thereof. The Annual Meeting will be held at 610 Newport Center Drive, Suite 130, Newport Beach, California. These proxy solicitation materials were mailed on or about April 16, 2007, to all stockholders entitled to vote at the Annual Meeting.

Questions and Answers

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

1.	What may I vote on at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters: (1) the re-election of three directors to serve on the Company's Board of Directors until the 2010 Annual Meeting of Stockholders; (2)  the approval of the 2007 Acacia Technologies Stock Incentive Plan; and (3) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

2.	How does the Board recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR each proposal.

3.	How do I vote?

Sign and date each proxy card you receive and return it in the postage-paid envelope prior to the Annual Meeting.

4.	Can I revoke my proxy?

You have the right to revoke your proxy at any time before the Annual Meeting by: (1) notifying the Secretary of the Company in writing; (2) voting in person; or (3) returning a later-dated proxy card.

5.	Who will count the vote?

U.S. Stock Transfer Corporation will count the votes and act as the inspector of election.

6.	What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

7.	What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, U.S. Stock Transfer Corporation, or if your shares are held in "street name," by contacting the broker or bank holding your shares.

8.	Who is entitled to vote at the Annual Meeting?

Only holders of record of the Company's Acacia Research - Acacia Technologies common stock ("AR - Acacia Technologies stock") and Acacia Research - CombiMatrix common stock ("AR - CombiMatrix stock") as of the close of business on March 26, 2007, are entitled to notice of and to vote at the Annual Meeting. The AR - Acacia Technologies stock and the AR - CombiMatrix stock are sometimes referred to collectively as "Acacia common stock.”

9.	How many votes may be cast?

As of March 26, 2007, the record date for the Annual Meeting, 28,375,534 shares of AR - Acacia Technologies stock and 52,788,838 shares of AR - CombiMatrix stock, the only outstanding voting securities of the Company, were issued and outstanding. At the meeting, each outstanding share of AR - Acacia Technologies stock will be entitled to 19.323 votes, and each outstanding share of AR - CombiMatrix stock will be entitled to one vote. The voting rights of the AR - Acacia Technologies stock have been determined based on the market values of each class of Acacia common stock in accordance with the formula set forth in our Restated Certificate of Incorporation. The holders of AR - Acacia Technologies stock and AR - CombiMatrix stock will vote together as a single class at the meeting.

10.	What is a "quorum" at the Annual Meeting?

A "quorum" is a majority of the outstanding shares entitled to vote. The shares may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called "broker non-votes." Abstentions will be counted as present for quorum purposes.

11.	What vote is required to approve each proposal?

For the election of directors, once a quorum has been established, the nominees for director who receive the most votes will be elected directors of the Company. Votes withheld from any director, and any broker non-votes, will not be counted as a vote cast on such matter, although they will be counted for purposes of determining whether there was a quorum.

The affirmative vote of a majority of the votes cast will be required to approve the adoption of the 2007 Acacia Technologies Stock Incentive Plan. Abstentions, and any broker non-votes, will not be counted as a vote cast on such matter, although they will be counted for purposes of determining whether there is a quorum.

12.	What happens if I abstain?

Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes. For proposals requiring an affirmative vote of a majority of the outstanding shares entitled to vote or a majority of the shares present, an abstention is equivalent to a "no" vote.

13.	How will voting on any other business be conducted?

Although the Company does not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxy holders, Paul R. Ryan and Edward J. Treska, to vote on such matters at their discretion.

14.	Who are the largest principal stockholders?

For information regarding holders of more than 5% of the Company's outstanding common stock, see "Security Ownership of Certain Beneficial Owners and Management."

15.	Who will bear the cost of this solicitation?

The Company will bear the entire cost of the solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of the Company without additional compensation. The Company has retained Georgeson, Inc. to perform various solicitation services. The Company will pay Georgeson, Inc. a fee of $6,000, plus phone and other related expenses, in connection with their solicitation services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The number of directors of the Company is fixed at eight. The Company's Board of Directors (the “Board”) is divided into three classes, with each class being as nearly equal in number of directors as possible. The term of a class expires, and their successors are elected for a term of three years, at each annual meeting of the Company's stockholders.

The Board has nominated Robert L. Harris, II, Fred A. de Boom and Amit Kumar, Ph.D. for re-election at the Annual Meeting to a term of office expiring in 2010. The nominees have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable for service. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominees as may be designated by the present Board.

The following table sets forth information as to the persons who serve as our directors.

Name	Age	Director Since	Positions with the Company
Paul R. Ryan	61	1995	Chairman and Chief Executive Officer
Robert L. Harris, II	48	2000	President and Director
Thomas B. Akin*^	54	1998	Director
Fred A. de Boom*+^	71	1995	Director
Edward W. Frykman*+^	70	1996	Director
G. Louis Graziadio, III+^	57	2002	Director
Rigdon Currie+^	76	2003	Director
Amit Kumar, Ph.D.	42	2003	Director, President and Chief Executive Officer of CombiMatrix Corporation

* Member of the Audit Committee
+ Member of the Compensation Committee
^ Member of the Nominating and Governance Committee

Biographical information regarding the nominees for election as a director and each other person whose term of office as a director will continue after the Annual Meeting is set forth below.

Information Regarding the Nominees (Class I)

Robert L. Harris, II has served as a director since April 2000 and as President since July 2000. Mr. Harris was previously the President and Director of Entertainment Properties Trust from 1997 to July 2000. Mr. Harris founded Entertainment Properties Trust, a publicly-traded company that purchases real estate from major entertainment companies. Mr. Harris led the International Division and served as Senior Vice President of AMC Entertainment from 1993 to 1997, and served as President of Carlton Browne and Company, Inc., a holding company and trust with assets in real estate, insurance and financial services, from 1984 to 1992. Mr. Harris serves as a director of True Religion Apparel Inc.

Fred A. de Boom has served as a director since February 1995. Mr. de Boom serves as a Director of Pacific Coast National Bank. Mr. de Boom has been a principal in Sonfad Associates since 1995. Sonfad Associates is a Los Angeles-based investment banking firm that is involved in mergers and acquisitions, private debt and equity placements, strategic and financial business planning, leveraged buy-outs and ESOP funding, bank debt refinance, asset based and lease financing, and equity for debt restructuring. Previously, he was employed as a Vice President of Tokai Bank for five years and as a Vice President of Union Bank for eight years. Mr. de Boom received his B.A. degree from Michigan State University and his M.B.A. degree from the University of Southern California.

Amit Kumar, Ph.D. has served as a director since January 2003. Dr. Kumar joined Acacia Research Corporation in July 2000 as Senior Vice President of Life Sciences. Dr. Kumar was appointed to the position of Chief Executive Officer and President of CombiMatrix Corporation in September 2001. From 1999 to 2000, Dr. Kumar was CEO and President of Signature Biosciences, a genomic, proteomic, and drug discovery company. From 1998 to 1999, he was an Entrepreneur in Residence at Oak Investment Partners, specializing in emerging life science and biotechnology companies. Dr. Kumar held the position of Senior Director at IDEXX Laboratories, and was Head of Research and Development at Idetek Corporation from 1995 to 1998. He held the position of Sr. Scientist at Idetek Corporation from 1994-1995. Dr. Kumar serves as a director of Aeolus Pharmaceuticals, Inc., Leuchemix, Inc. and Tacere Therapeutics and is a member of the Scientific Advisory Board of BioProcessors, Inc and QuantumSphere, Inc. He is also a board member of the NanoBusiness Alliance. Dr. Kumar received his bachelor's degree from Occidental College in 1986, his Ph.D. from the California Institute of Technology in 1991, and completed his Post-Doctorate Fellowship at Harvard University in 1993.

Directors with Terms Expiring in 2008 (Class II)

Thomas B. Akin has served as a director since May 1998. Mr. Akin serves as the managing partner of Talkot Capital, LLC since 1996.  In that capacity Mr. Akin is the general partner of the Talkot Fund, L.P. and Talkot Capital IV, LLC.  From 1986 to 1994, Mr. Akin was the Western Regional Institutional Director for Merrill Lynch serving institutional clients from Colorado to Hawaii. From 1981 to 1986 Mr. Akin was an institutional sales vice president in the Los Angeles Office of Merrill Lynch Institutional. From 1978 to 1981 Mr. Akin was an institutional sales executive for Salomon Brothers in the Los Angeles Office.  Mr. Akin serves as the Chairman of the Board and member of the Compensation Committee of Dynex Capital, Inc., as Chairman of the Board and member of the Audit Committee of Advance Data Exchange Corporation and as Chairman of the Board of Centiv Services, Inc.   Mr. Akin holds a B.A. from the University of California at Santa Cruz and an M.B.A. in finance from the University of California at Los Angeles.

Edward W. Frykman has served as a director since April 1996. Mr. Frykman has been an Account Executive with Crowell, Weedon & Co. since 1992. Previously, Mr. Frykman served as Senior Vice President of L.H. Friend & Co. Both Crowell, Weedon & Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California. In addition, Mr. Frykman was a Senior Account Executive with Shearson Lehman Hutton where he served as the Manager of the Los Angeles Regional Retail Office. Mr. Frykman serves as a director of Arrowhead Research Corp. Mr. Frykman holds a BSBA degree from the University of Florida.

Directors with Terms Expiring in 2009 (Class III)

Paul R. Ryan has served as a director since August 1995, as Chief Executive Officer since January 1997 and as Chairman since April 2000. He also served as President of the Company from January 1997 until July 2000. Prior to being named Chief Executive Officer, he was Executive Vice President and Chief Investment Officer of the Company from 1996 through 1997 and Vice President, Capital Management, of the Company from 1995 through 1996. He was formerly co-founder and general partner of the American Health Care Fund, L.P., held positions with Young & Rubicam, Ogilvy & Mather, and Merrill Lynch and was a private venture capital investor. Mr. Ryan holds a B.S. from Cornell University and attended the New York University Graduate School of Business.

G. Louis Graziadio, III has been a director since February 2002. Mr. Graziadio serves as President of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a California company engaged in a wide range of investment activities and business ventures, since 1990. He also serves as Chairman and Chief Executive Officer of Boss Holdings, Inc., which operates primarily in the work gloves and protective wear business, since 1999. Mr. Graziadio also serves as a director of True Religion Apparel Inc. and Rosetta Resources Inc.

Rigdon Currie has been a director since January 2003. Mr. Currie is retired; however, he serves as a director and a member of the Compensation Committee of ESP, Inc., which develops software for managing industrial environmental issues; he is Chairman of the Board of Opportunity Capital Corporation, a private venture capital firm focused on minority business; a director of W3 Commerce, Inc., a private software firm focused on Internet commerce traffic generation and a director of Incuity Software, Inc., which develops and sells high level manufacturing analytical software. Mr. Currie received a B.S.I.E. from the Georgia Institute of Technology and an M.B.A. from Harvard Business School.

Board Meetings and Committees

The Board of Directors held a total of 12 meetings during the fiscal year ended December 31, 2006. During that period, no incumbent director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Disclosure Committee. The Board of Directors has adopted charters for each of these committees; each of the charters may be viewed on our website at www.acaciaresearch.com.

Audit Committee. The Audit Committee currently consists of Thomas B. Akin, Fred A. de Boom and Edward W. Frykman, each of whom is independent under the listing standards of the NASDAQ Stock Market. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company's independent registered public accounting firm and is primarily responsible for approving the services performed by the Company's independent registered public accounting firm and for reviewing and evaluating the Company's accounting principles, financial reporting practices, and system of internal accounting controls. The Audit Committee held 11 meetings during the fiscal year ended December 31, 2006. The Audit Committee is also responsible for maintaining communication between the Board of Directors and the Company's independent registered public accounting firm.

The Board has determined that Mr. Akin is an audit committee financial expert as defined by Item 401(h) of Regulation S−K of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Compensation Committee. The Compensation Committee currently consists of Fred A. de Boom, Rigdon Currie, Edward W. Frykman and G. Louis Graziadio, III, each of whom is independent under the listing standards of the NASDAQ Stock Market. The Compensation Committee held 12 meetings during the fiscal year ended December 31, 2006.

  The Company's executive compensation program is administered by the Compensation Committee. The Compensation Committee is responsible for approving the compensation package of each executive officer and recommending it to the Board of Directors as well as administering the 2002 Acacia Technologies Stock Incentive Plan and the 2002 CombiMatrix Stock Incentive Plan. In making decisions regarding executive compensation, the Compensation Committee considers the input of the Company's management and other directors.

In 2007, our compensation committee engaged Cadwalader, Wickersham & Taft, a law firm, to review the adequacy of our current stockholder approved 2002 stock plans in light of the growth of the Company and make recommendations regarding the 2007 AR - Acacia Technologies stock plans. The compensation consultant also reviewed and made recommendations regarding the incentive compensation of our independent directors.

For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis,”

Nominating and Governance Committee. The Nominating and Governance Committee currently consists of Thomas B. Akin, Fred A. de Boom, Edward W. Frykman, G. Louis Graziadio, III and Rigdon Currie each of whom is independent under the listing standards of the Nasdaq Stock Market. The Nominating and Governance Committee recommended director nominees to the Board of Directors for election at the 2007 annual meeting of stockholders on March 20, 2007. The Nomination and Governance Committee held three meetings during the fiscal year ended December 31, 2006. The charter for the Nominating and Governance Committee provides that, among its specific responsibilities, the Committee shall:

•	Establish criteria and qualifications for Board membership, including standards for assessing independence;

•
Identify and consider candidates, including those recommended by stockholders and others, to fill positions on the Board, and assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

•	Recommend to the Board candidates for election or reelection at each annual meeting of stockholders;

•
Annually review the Company’s corporate governance processes, and its governance principles, including such issues as the Board’s organization, membership terms, and the structure and frequency of Board meetings, and recommend appropriate changes to the Board;

•
Administer the Company's corporate Codes of Conduct and annually review and assess the adequacy of the corporate Codes of Conduct and recommend any proposed changes to the Board. Specifically, the Nominating and Governance Committee shall discuss with management their compliance with the corporate Codes of Conduct, including any insider and affiliated party transactions, and the Company's procedures to monitor compliance throughout the Company with the corporate Codes of Conduct;

•
Review periodically with the Company's Chief Executive Officer and the Board, the succession plans relating to positions held by senior executives, and make recommendations to the Board regarding the selections of individuals to fill these positions;

•	Oversee the continuing education of Company directors and the orientation of new directors;

•
Monitor the functions of the Board and its committees, as set forth in their respective charters, and coordinate and oversee annual evaluations of the Board’s performance and procedures, including an evaluation of individual directors, and of the Board’s committees; and

•	Assess annually the performance of the duties specified in the Nominating and Governance Committee Charter by the Nominating and Governance Committee and its individual members.

Director Qualification Standards

There are no specific minimum qualifications that the Nominating and Governance Committee requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Governance Committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board, including the following characteristics:

•	the highest ethical standards and integrity;

•	a willingness to act on and be accountable for Board decisions;

•	an ability to provide wise, informed, and thoughtful counsel to top management on a range of issues;

•	a history of achievement that reflects high standards for the director candidate and others;

•	loyalty and commitment to driving the success of the Company;

•	the independence requirements imposed by the Securities and Exchange Commission and the Nasdaq Stock Market; and

•	a background that provides a portfolio of experience and knowledge commensurate with the Company’s needs.

The Nominating and Governance Committee has the following policy with regard to the consideration of any director candidates recommended by security holders:

•
A stockholder wishing to nominate a candidate for election to the Board at the next annual meeting is required to give written notice addressed to the Secretary, Acacia Research Corporation, 500 Newport Center Drive, 7th Floor, Newport Beach, CA 92660, of his or her intention to make such a nomination. The notice of nomination must have been received by the Secretary at the address below no later than the close of business on February 15, 2008, in accordance with our Bylaws, in order to be considered for nomination at the next annual meeting.

•
The notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under Nasdaq Stock Market's Listing Qualifications or, alternatively, a statement that the recommended candidate would not be so barred. A nomination which does not comply with the above requirements will not be considered.

The Nominating and Governance Committee considers director candidates that are suggested by members of the Nominating and Governance Committee, the Board, as well as management and stockholders. The Nominating and Governance Committee may, in the future, also retain a third-party executive search firm to identify candidates on terms and conditions acceptable to the Nominating and Governance Committee, in its sole discretion. The process by the Nominating and Governance Committee for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm), compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates. The Nominating and Governance Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

Disclosure Committee. The Disclosure Committee currently consists of Clayton J. Haynes, Amit Kumar, Ph.D., Robert Stewart, Sr. Vice President of Investor Relations, Scott Burell, Vice President of Finance of CombiMatrix Corporation and Cheryl Willeford, corporate paralegal. The Disclosure Committee is primarily responsible for oversight of the accuracy and timeliness of the disclosures made by the Company. The Disclosure Committee held four meetings during the fiscal year ended December 31, 2006.

Codes of Conduct

The Company has adopted a corporate Code of Conduct and a Board of Directors Code of Conduct, both of which may be viewed on our website at www.acaciaresearch.com. The corporate Code of Conduct applies to all officers, directors and employees of the Company, including the Company's principal executive officer, principal financial and accounting officer and controller, or persons performing similar functions. The Board of Directors Code of Conduct specifically applies to the Board of Directors. Any waiver of these Codes of Conduct for any of the Company's executive officers or directors may be made only by the Board and must be promptly disclosed to stockholders in the manner required by applicable law.

Stockholder Communications with Directors

Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, the particular member or committee of the Board, c/o Acacia Research Corporation, Attention: Secretary, 500 Newport Center Drive, 7th Floor, Newport Beach, California 92660. All communications addressed to the Board or a particular member or committee of the Board will be relayed to that addressee. From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees. Please refer to the Company’s website at www.acaciaresearch.com for changes in this process. The Board, the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication.

Board Member Attendance at Annual Stockholder Meetings

Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Each current director of the Company attended last year's annual meeting of stockholders.

Director Compensation

Directors who are also employees of the Company receive no separate compensation from the Company for their service as members of the Board. Non-employee directors receive a nondiscretionary grant of options to purchase 20,000 shares of AR - Acacia Technologies stock and 20,000 shares of AR - CombiMatrix stock upon initially joining the Board and subsequent non-discretionary annual grants of options to purchase 15,000 shares of AR - Acacia Technologies stock and 15,000 shares of AR - CombiMatrix stock while serving as members of the Board, all such grants at an exercise price equal to the closing market price on the date of grant. The options vest in four equal quarterly installments over the 12-month period measured from the grant date.

The Compensation Committee has recently reviewed the compensation program for non-employee directors and has determined that, commencing in fiscal 2008, in lieu of the option grants described above, each non-employee director will receive restricted stock units for the number of shares determined by dividing the annual retainer by the closing price of the common stock on the grant date, provided that such individual has served as a non-employee director for at least 6 months. In addition, each new non-employee director (commencing on or after the 2007 Annual Meeting) will receive restricted stock units for the number of shares determined by dividing the annual Board retainer by the closing price of the common stock on the commencement date. This restricted stock unit grant will be in addition to the payment of the cash retainer.

Effective at the 2007 Annual Meeting, non-employee directors will receive compensation in the amount of $3,000 per month for their service as members of the Board, which monthly retainer will be subject to pro rata deduction if a director fails to attend at least 75% of our Board meetings. During fiscal year 2006 and until the 2007 Annual Meeting, the monthly retainer amount was $1,500. In addition, Mr. Akin received compensation in the amount of $500 per month for his services as Chairman of the Audit Committee. Effective at the 2007 Annual Meeting, non-employee directors will no longer receive compensation for each meeting of the Board or of any committee of the Board such director attended. During fiscal year 2006 and until the 2007 Annual Meeting, non-employee directors received $1,000 for each meeting of the Board or of any committee of the Board attended in person, $1,000 for each meeting attended by telephone that was longer than one hour in length, and $500 for each meeting attended by telephone if the meeting was one hour or less in length. No compensation was received for each Compensation or Nominating and Corporate Governance Committee meeting attended that immediately preceded or followed a meeting of the Board.

Directors are also reimbursed for expenses incurred in connection with attendance at meetings of the Board and committees of the Board and in connection with the performance of Board duties.

2006 DIRECTOR COMPENSATION TABLE

The following table provides information on 2006 compensation for non-employee directors who served during 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas B. Akin	41,000	-	83,738(4)	-	-	-	124,738

Rigdon Currie	29,500	-	83,738(4)	-	-	-	113,238

Fred A. DeBoom	38,500	-	83,738(4)	-	-	-	122,238

Edward W. Frykman	39,500	-	83,738(4)	-	-	-	123,238

G. Louis Graziadio, III	29,000	-	83,738(4)	-	-	-	112,783

(1)	None of the directors held restricted stock grants or any other “full value” stock awards at the end of fiscal 2006.
(2)
Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal 2006 for option awards as determined pursuant to Statement of Financial Accounting Standards No. 123R, or FAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 2 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 14, 2007.

(3)
As of December 31, 2006, each of our non-employee directors had options to purchase the following number of shares of our common stock: Thomas B. Akin: 101,400 shares of AR - Acacia Technologies common stock and 144,736 shares of AR - CombiMatrix Common stock; Rigdon Currie: 54,000 shares of AR - Acacia Technologies common stock and 157,500 shares of AR - CombiMatrix Common stock; Fred deBoom: 101,400 shares of AR - Acacia Technologies common stock and 89,736 shares of AR - CombiMatrix Common stock; Edward Frykman: 95,600 shares of AR - Acacia Technologies common stock and 89,736 shares of AR - CombiMatrix Common stock; G. Louis Graziadio, III: 97,000 shares of AR - Acacia Technologies common stock and 87,280 shares of AR - CombiMatrix Common stock.

(4)
Reflects the non-discretionary annual grants on the first business day of each year of options to purchase 15,000 shares of AR - Acacia Technologies and 15,000 shares of AR - CombiMatrix stock while serving as members of the Board. All such grants are at an exercise price equal to the closing market price on the date of grant. The closing prices for AR - Acacia Technologies stock on January 3, 2006 and January 3, 2005 were $6.94 and $5.27, respectively. The closing prices for AR - CombiMatrix stock on January 3, 2006 and January 3, 2005 were $1.372 and $3.87, respectively. The options vest in four equal quarterly installments over the 12-month period measured from the grant date. No other grants were made to the non-employee directors during 2005 and 2006.

Required Vote

The nominees for Class I directors who receive the greatest number of affirmative votes will be elected to the Board of Directors.

The Board of Directors recommends that the stockholders vote FOR the three nominees listed above. Proxies received will be voted FOR each of the nominees unless stockholders specify otherwise in the Proxy.

PROPOSAL NO. 2:

APPROVAL OF THE 2007 ACACIA TECHNOLOGIES STOCK INCENTIVE PLAN

Introduction

We are seeking approval of the 2007 Acacia Technologies Stock Incentive Plan (the “2007 Plan”). In order to ensure that we will continue to have a sufficient number of shares available to provide employees, consultants and directors with stock awards, our Board of Directors, at the recommendation of the Compensation Committee, adopted the 2007 Plan on April 9, 2007, subject to approval by our stockholders. The number of shares of AR-Acacia Technologies stock that will be reserved for issuance under the 2007 Plan will initially be 560,000 shares, subject to certain automatic increases as described below.

Reasons for the Adoption of the 2007 Plan

Since the adoption of the 2002 Acacia Technologies Stock Incentive Plan (the “2002 Plan”), the Acacia Technologies group has grown significantly in the scope of its business, its annual revenues, and number of employees. The 2002 Plan is no longer adequate to provide for the optimum growth of the company given the opportunities for significant expansion of the company's business. For example, during 2006 there were no stock option or restricted stock grants to any of the named executive officers of the Acacia Technologies group as all of the grants available under the plan were needed to attract and retain newly recruited members of the management team.

The most important factor that will enable our continued growth will be the ability to recruit additional senior level management talent. A key tool in recruiting and retaining qualified personnel is the ability to offer three-year incentive compensation in the form of stock options or restricted stock grants and provide for annual additional grants to provide for continued three-year forward incentive based compensation.

In awarding stock options or other equity awards, we consider individual performance, the individual’s overall contribution, issues of talent retention, the competitive market place, the number of unvested stock options and other equity awards already held by the individual and the total number of stock options and other equity awards to be awarded. Our company will benefit from the adoption of the 2007 Plan and from the ability the 2007 Plan provides us in continuing to grant options and other equity awards as incentives to our current and newly-hired employees.

Description of the 2007 Plan

The following summary of the principal features of the 2007 Plan does not purport to be complete and is qualified in its entirety by reference to the 2007 Plan itself set forth in Appendix A.

Executive Summary

Eligible Participants: All employees, non-employee board members and independent consultants of the company, where legally eligible to participate, are eligible to participate in the discretionary option grant and stock issuance programs.

Shares Reserved: We are proposing an initial share reserve of 560,000 shares under the 2007 Plan. We are also proposing an automatic increase in the share reserve on January 1st, of 2008 and 2009. The automatic increase will be two percent of our outstanding common stock on each of January 1st of 2008 and 2009, except that the automatic increase in the share reserve will be three percent of our outstanding common stock on such January 1st if our common stock has appreciated by at least thirty percent (30%) in the prior calendar year (as fully explained below). After January 1, 2009, no new additional shares will be added to the 2007 Plan without stockholder approval (except for shares subject to outstanding awards that are forfeited or otherwise returned to the 2007 Plan as described below).

Award Types:

(1) Non-qualified stock options

(2) Restricted stock and stock bonuses

(3) Share right awards

(4) Stock appreciation rights

Award Terms: Stock options and stock appreciation rights will have a term no longer than ten (10) years.

162(m) Share Limits: No more than 250,000 shares subject to awards may be granted annually under the 2007 Plan to any individual participant.

Vesting: At the discretion of the plan administrator. Generally employee stock awards will vest over three years. For highly qualified individuals or senior level management talent, we may offer stock options that vest over shorter time periods, but, in no case, less than one year.

Plan Term: The 2007 Plan shall terminate upon the earliest to occur of (i) April 9, 2017, (ii) the date on which all shares available for issuance under the plan shall have been issued as fully vested shares, or (iii) the termination of all outstanding awards in connection with a change in control. Please note that although the 2007 Plan has a ten year term, the proposed annual increases in the share reserve are only for two years, beginning January 1, 2008 and ending on January 1, 2009.

2002 Plan. Our 2002 Plan will continue, whether or not this 2007 Plan is approved and we will continue to grant awards under the 2002 Plan to the extent we have shares available.

Not Permitted:

(1) Granting stock options or stock appreciation rights at a price below market price on the date of grant.

(2) Repricing, or reducing the exercise price of a stock option or stock appreciation right without stockholder approval.

(3) Use of loans to pay the option exercise price or the purchase price for restricted stock.

Provisions of Plan

The 2007 Plan consists of two separate equity incentive programs: (i) the discretionary option grant program, and (ii) the stock issuance program. The principal features of each program are described below.

Administration

The Compensation Committee of our Board of Directors has the exclusive authority to administer the discretionary option grant and stock issuance programs with respect to option and stock appreciation right grants and stock issuances, including share right awards, made to our executive officers and non-employee board members and also has the authority to grant such awards under the 2007 Plan to all other eligible individuals.

The plan administrator, as used in this summary, means our Compensation Committee. Any discretionary option grants or stock issuances to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board.

Share Reserve

A total of 560,000 shares of AR-Acacia Technologies stock will initially be reserved for issuance under the 2007 Plan. The number of shares of AR-Acacia Technologies stock available for issuance under the 2007 Plan shall automatically increase on January 1st of 2008 and 2009, by an amount equal to two percent (2%) of the total number of shares of AR-Acacia Technologies stock outstanding on the last trading day in December of the immediately preceding calendar year; provided, however, if the closing sales price on the last trading day of the calendar year immediately preceding the calendar year of the adjustment is at least thirty percent (30%) greater than the closing sale price on the first trading day of such immediately preceding calendar year than the number of shares of AR-Acacia Technologies stock available for issuance under the 2007 Plan shall automatically increase on the first trading day of January for such calendar year by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year.

Shares subject to any outstanding options or stock appreciation rights under the 2007 Plan that expire, are cancelled or otherwise terminate for any reason prior to exercise will be available for subsequent issuance. Shares subject to any outstanding share right award under the 2007 Plan that expire, are cancelled or otherwise terminate for any reason prior to the issuance of such shares will be available for subsequent issuance. Unvested shares issued under the 2007 Plan that are forfeited or we subsequently purchase, at a price not greater than the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 2007 Plan will be available for subsequent issuance. In addition, if the exercise price of an option under the 2007 Plan is paid with shares of AR-Acacia Technologies stock (either shares previously held by the individual exercising the option or shares deducted from the option) or (ii) if shares of AR-Acacia Technologies stock otherwise issuable under the 2007 Plan are withheld by us in satisfaction of the withholding taxes incurred in connection with the an option, stock appreciation right or stock issuance, then the number of shares of AR-Acacia Technologies stock available for issuance under the 2007 Plan shall be reduced by the net number of shares issued to the holder of the option, right or stock issuance, and not by the gross number of shares of AR-Acacia Technologies stock for which the option or right is exercised or which vest or are issued under the stock issuance.

The shares of common stock issuable under the 2007 Plan may be drawn from shares of our authorized but unissued AR-Acacia Technologies stock or from shares of AR-Acacia Technologies stock that we acquire, including shares purchased on the open market or in private transactions.

No participant in the 2007 Plan may receive awards under the 2007 Plan for more than 250,000 shares of our common stock in total per calendar year, subject to adjustment for capitalization adjustments. This per person limitation on awards granted under our 2007 Plan, together with the fact that stock option grants to our executive officers will be made by the Compensation Committee and will have an exercise price per share equal to the fair market value per share of AR-Acacia Technologies stock on the date of grant, should ensure that any deductions to which we would otherwise be entitled upon the exercise of stock options granted under the discretionary option grant program or the subsequent sale of the shares purchased under such options will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m).

Eligibility

Officers and employees, non-employee board members and independent consultants and advisors in our service or in the service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in the discretionary option grant and stock issuance programs.

Once the 2007 Plan is adopted, we expect there will be approximately 35 employees, including 5 named executive officers and 5 non-employee board members, will participate in the discretionary option grant and stock issuance programs of the 2007 Plan.

Valuation

The fair market value per share of AR-Acacia Technologies stock on any relevant date under the 2007 Plan is deemed to be equal to the closing selling price per share on that date on the Nasdaq Global Market. On April 10, 2007, the fair market value per share of AR-Acacia Technologies stock determined on such basis was $15.99.

Discretionary Option Grant Program

The plan administrator has complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option and stock appreciation right grants, the time or times when those grants are to be made, the number of shares subject to each such grant (subject to the maximum annual grant limit as described above for purposes of Section 162(m)), the vesting schedule (if any) to be in effect for the option or rights grant and the maximum term for which any granted option or right is to remain outstanding (up to a maximum term of ten years).

Each granted option or right has an exercise price per share determined by the plan administrator, but the exercise price may not be less than one hundred percent of the fair market value of the our common stock on the grant date. The shares subject to each option or right generally vest in one or more installments over a specified period of service measured from the grant date, subject to the award holder’s continued service to us or one of our subsidiaries.

Stock appreciation rights may only be granted in tandem with stock options, including limited stock appreciation rights which become exercisable upon the occurrence of a hostile take-over (as defined in the 2007 Plan).

The exercise price of options granted under the 2007 Plan may be paid to us (to the extent permitted under applicable laws and regulations, including the Sarbanes-Oxley Act) either (i) in cash at the time the option is exercised, (ii) by delivery of other AR-Acacia Technologies stock, (iii) through a broker assisted sale of the option shares with a portion of the sales proceeds being remitted to us, (iv) in our sole discretion at the time the option is being exercised, by cancellation of a number of the shares subject to the option being exercised or (v) in any other form of legal consideration acceptable to the plan administrator. The stock option agreement for each grant specifies which of these methods may be used for the exercise of such option.

Upon cessation of service, the award holder has a limited period of time in which to exercise his or her outstanding options or stock appreciation rights to the extent exercisable for vested shares. The unvested portion of such awards will generally terminate as of the cessation of service. The plan administrator has complete discretion to extend the period following the award holder’s cessation of service during which his or her outstanding options or rights may be exercised and/or to accelerate the exercisability or vesting of such options or rights in whole or in part. Such discretion may be exercised at any time while the options or rights remain outstanding, whether before or after the award holder’s actual cessation of service.

Unless otherwise determined by the plan administrator and expressly set forth in the documents evidencing the option, each option outstanding under the discretionary option grant program at the time of a change in control but not otherwise exercisable for all the shares of AR-Acacia Technologies stock at that time subject to such option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the change in control, become exercisable for all the shares of AR-Acacia Technologies stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of AR-Acacia Technologies stock, regardless of whether such options are assumed by the successor corporation or otherwise continued in force and effect pursuant to the change in control transaction.

All of our outstanding repurchase rights under the discretionary option grant program shall also terminate automatically, and the shares of AR-Acacia Technologies stock subject to those terminated rights shall immediately vest in full, in the event of any change in control, except to the extent such accelerated vesting is precluded by limitations imposed by the plan administrator at the time the repurchase right is issued.

Immediately following the change in control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction. Each option which is assumed in connection with a change in control or otherwise continued in effect shall be appropriately adjusted, immediately after such change in control, to apply to the number and class of securities which would have been issuable to the optionee in consummation of such change in control had the option been exercised.

Stock Issuance Program

The plan administrator has complete discretion under the program to determine which eligible individuals are to receive such stock issuances, including share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share right award. Shares may be issued under the stock issuance program either (i) at a price per share not less than their fair market value, payable in cash; (ii) for past services without any cash outlay required of the recipient; or (iii) for services rendered during a vesting period, without any cash outlay required of the recipient.

Generally, the shares issued may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The plan administrator has, however, the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the stock issuance program.

Outstanding share right awards under the program automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or vesting requirements established for such awards are not attained. The plan administrator, however, has the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or vesting requirements are not attained.

All of our outstanding repurchase rights under the stock issuance program shall terminate automatically, and all the shares of AR-Acacia Technologies stock subject to those terminated rights shall immediately vest in full, in the event of any change in control, except to the extent such accelerated vesting is precluded by other limitations imposed in the stock issuance agreement.

General Provisions

Change in Control and Hostile Take-Over

For the purposes of the 2007 Plan, a “change in control” generally will be deemed to occur in the event of any of the following: (i) a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of our assets to an entity which is not our subsidiary; (iii) the acquisition, directly or indirectly by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders.

For purposes of the 2007 Plan, a “hostile take-over” means either (i) the acquisition, directly or indirectly, by any person or related group of persons (other than us or a person that directly or indirectly controls, is controlled by, or is under common control with us) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders which our board of directors does not recommend our stockholders to accept, or (ii) a change in the composition of our board of directors over a period of thirty-six consecutive months or less such that a majority of our board of directors members ceases, by reason of one or more contested elections for membership on our board of directors, to be comprised of individuals who either (A) have been members of our board of directors continuously since the beginning of such period or (B) have been elected or nominated for election as members of our board of directors during such period by at least a majority of the members of our board of directors described in clause (A) who were still in office at the time our board of directors approved such election or nomination.

Award Transferability

Awards granted under the 2007 Plan are not assignable or transferable, although options and associated stock appreciation rights may be transferred by will or the laws of inheritance following the award holder’s death. However, the plan administrator may structure one or more options or associated stock appreciation rights granted under the 2007 Plan so that those options and rights will be transferable during the award holder’s lifetime to one or more members of the award holder’s family or to a trust established for one or more such family members or to the award holder’s former spouse, to the extent such transfer is in connection with the award holder’s estate or pursuant to a domestic relations order.

Changes in Capitalization

In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, reorganization, merger, stock dividend, stock split, combination of shares, exchange of shares or other change affecting our common stock as a class without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number, kind and/or class of securities issuable under the 2007 Plan, (ii) the maximum number, kind and/or class of securities for which any one person may be granted stock options, stock appreciation rights and direct stock issuances, including share right awards, under the 2007 Plan per calendar year, (iii) the number, kind and/or class of securities and the exercise price per share in effect under each outstanding option and stock appreciation right, (iv) the number, kind and/or class of securities in effect under each outstanding share right award and the maximum number, kind and/or class of securities by which the share reserve is to increase automatically. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2007 Plan or the outstanding awards thereunder.

Withholding of Shares

The plan administrator may permit a portion of the shares otherwise issuable to holders of options, stock appreciation rights or share issuances under the 2007 Plan be withheld in satisfaction of the withholding taxes to which such holders become subject in connection with the grant or exercise of those options or rights or the issuance or vesting of those shares. This share withholding may be either at the discretion of the plan administrator or the holder of the option, right or share issuance. In addition, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.

Amendment and Termination

The Board may amend or modify the 2007 Plan or any award granted under the 2007 Plan at any time, subject to any required stockholder approval if the amendment would increase the number of shares reserved under the 2007 Plan, increase the maximum number of shares subject to awards that may be granted to any person in a calendar year, permit the grant of awards to persons otherwise not eligible to receive grants under the 2007 Plan and materially increase or enlarge the benefits or rights available to persons eligible under the 2007 Plan. No such amendment may adversely affect the rights and obligations with respect to awards outstanding under the 2007 Plan at the time of such amendment or modification unless the participant consents to such amendment or modification. Unless sooner terminated by the Board, the 2007 Plan will terminate on the earliest of (i) April 9, 2017, (ii) the date on which all shares available for issuance under the plan shall have been issued as fully vested shares, or (iii) the termination of all outstanding awards in connection with a change in control.

Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

Option Grants

Options granted under the discretionary option grant program are non-statutory options. Under Federal law, no taxable income is recognized by an optionee upon the grant or vesting of a non-statutory option with an exercise price equal to the fair market value of our common stock on the grant date. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and, if the optionee is our employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Generally, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

No taxable income is recognized by a right holder upon the grant or vesting of a stock appreciation right with an exercise price equal to the fair market value of our common stock on the grant date. The right holder will, in general, recognize ordinary income, in the year in which the right is exercised, equal to the excess of the fair market value of the issued shares on the exercise date over the exercise price of the right, and if the right holder is our employee, the right holder will be required to satisfy the tax withholding requirements applicable to such income.

Generally, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the right holder with respect to the exercised stock appreciation right. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the right holder.

Direct Stock Issuances

If the shares granted as restricted stock are unvested and subject to forfeiture or repurchase by us in the event of the recipient’s termination of service prior to vesting in those shares, then the recipient will not recognize any taxable income at the time of receipt or purchase of the shares, but will have to report as ordinary income, as and when the shares vest and, if applicable, our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the shares vest and any repurchase right lapses over (ii) the price, if any, paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of receipt of the restricted stock an amount equal to the excess of (i) the fair market value of the shares on the date the shares were received or purchased over (ii) the price, if any, paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares vest and any repurchase right lapses. If the shares from the stock issuance are vested, the recipient of the shares will recognize taxable income upon receipt or purchase of the shares in the amount equal to the fair market value of the shares at the time of receipt, less any amount (if any) paid for the shares. If the recipient or purchaser of the shares is our employee, the recipient or purchaser of the shares will be required to satisfy the tax withholding requirements applicable to such income.

With respect to share right awards, if such award is structured to comply with or be exempt from Section 409A of the Code, the award holder will recognize ordinary income at the time the shares are issued to the award holder in an amount equal to the fair market value of the shares issued less any amounts paid for the award. If the award holder is our employee, the award holder will be required to satisfy the tax withholding requirements applicable to such income.

Generally, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient of the stock issuance. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by such recipient.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory options with exercise prices equal to or in excess of the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by us without limitation under Section 162(m) of the Code. At this time, grants of restricted stock have not been structured to qualify as “performance-based” compensation nor may we structure such grants to qualify under the terms of the 2007 Plan.

Internal Revenue Code Section 409A

At the present time we intend to grant equity awards to participants which are either outside the scope of Section 409A of the Code or are exempted from the application of Section 409A of the Code. If the equity award is subject to Section 409A of the Code and the requirements of Section 409A of the Code are not met, participants may suffer adverse tax consequences with respect to the equity award. Such consequences may include taxation at the time of the vesting of the award, a 20% additional tax and interest on any deferred income.

Plan Benefits

Benefits obtained by our employees under our 2007 Plan are made on a discretionary basis by our Compensation committee, which administers the 2007 Plan. Accordingly, it is not possible to determine the benefits that will be received by our executive officers and our other employees under the 2007 Plan in 2007. The table below shows, as to our Named Executive Officers and the other individuals and groups indicated, the number of shares of our common stock subject to option grants, together with the weighted average option exercise price payable per share, made under the 2002 Plan and the number of shares of restricted stock awarded under the 2002 Plan during 2006.

Name and Position	Number of Shares Underlying Options Granted	Weighted Average Option Exercise Price per Share	Number of Shares Underlying Restricted Stock Grants
All current executive officers as a group (5) - Acacia Research Acacia Technologies Common Stock	-	-	-

All current executive officers as a group (5) - Acacia Research CombiMatrix Common Stock	300,000	$1.41

All current non-employee Directors as a group (5) - Acacia Research Acacia Technologies Common Stock	75,000	$6.94	-

All current non-employee Directors as a group (5) - Acacia Research CombiMatrix Common Stock	75,000	$1.37	-

All current employees, including all officers who are not executive officers, as a group (10) - Acacia Research Acacia Technologies Common Stock	330,000	$7.91	127,500

All current employees, including all officers who are not executive officers, as a group (38) - Acacia Research CombiMatrix Common Stock	1,073,000	$1.41	-

Equity Compensation Plan Information

The following table provides information with respect to Acacia Research Corporation’s common shares issuable under our equity compensation plans, including subsidiary plans, as of December 31, 2006:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted- Average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders
2002 Acacia Technologies Stock Incentive Plan(1)	5,958,000	$7.93	13,000
2002 CombiMatrix Stock Incentive Plan(2)	8,068,000	$5.77	1,528,000
Subtotal(3)	N/A	N/A	N/A

Equity compensation plans not approved by security holders(4)
CombiMatrix Molecular Diagnostics 2005 Stock Award Plan (3)	1,807,000	$0.31	2,193,000
Total(4)	N/A	N/A	N/A

(1)
Our 2002 Acacia Technologies Stock Incentive Plan, as amended, or the Acacia Technologies Plan, allows for the granting of stock options and other awards to eligible individuals, which generally includes directors, officers, employees and consultants. The Acacia Technologies Plan does not segregate the number of securities remaining available for future issuance among stock options and other awards. The shares authorized for future issuance represents the total number of shares available through any combination of stock options or other awards. The share reserve under the Acacia Technologies Plan automatically increases on the first trading day in January each calendar year by an amount equal to three percent (3%) of the total number of shares of our Acacia Research-Acacia Technologies stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 500,000 shares and in no event will the total number of shares of common stock in the share reserve (as adjusted for all such annual increases) exceed twenty million shares. Column (a) excludes 428,000 in nonvested restricted stock awards outstanding at December 31, 2006. Refer to Note 13 to our consolidated financial statements.

(2)
Our 2002 CombiMatrix Stock Incentive Plan, as amended, or the CombiMatrix Plan, allows for the granting of stock options and other awards to eligible individuals, which generally includes directors, officers, employees and consultants. The CombiMatrix Plan does not segregate the number of securities remaining available for future issuance among stock options and other awards. The shares authorized for future issuance represents the total number of shares available through any combination of stock options or other awards. The share reserve under the CombiMatrix Plan automatically increases on the first trading day in January each calendar year by an amount equal to three percent (3%) of the total number of shares of our Acacia Research-CombiMatrix stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 600,000 shares and in no event will the total number of shares of common stock in the share reserve (as adjusted for all such annual increases) exceed twenty million shares. Refer to Note 13 to our consolidated financial statements.

(3)
CombiMatrix Corporation’s wholly owned subsidiary, CMDX, executed the CombiMatrix Molecular Diagnostics 2005 Stock Award Plan with plan provisions and terms similar to that of the CombiMatrix Plan, as described above. Refer to Note 13 to our consolidated financial statements.

(4)
Subtotal and total information is not provided because the Acacia Technologies Plan and the CombiMatrix Plan relate to two different classes of our common stock, and common stock issued under the CombiMatrix Molecular Diagnostics 2005 Stock Award Plan relates to stock of our corresponding wholly owned subsidiary.

Required Vote

The affirmative vote of a majority of the votes cast will be required to approve the adoption of the 2007 Acacia Technologies Stock Incentive Plan. Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of negative votes.

The Board of Directors recommends that the stockholders vote FOR the approval of the 2007 Acacia Technologies Stock Incentive Plan.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of March 26, 2007, by (i) all persons known to the Company to beneficially own five percent (5%) or more of either class of the Company’s common stock, (ii) each director of the Company, (iii) the executive officers named in the “Summary Compensation Table” of the “Executive Compensation and Related Information” section of this Proxy Statement, and (iv) all current directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership of AR - Acacia Technologies stock	Percent of Class(1)	Amount and Nature of Beneficial Ownership of AR - CombiMatrix stock	Percent of Class(1)
Directors and Executive Officers(2)
Paul R. Ryan(3)	1,514,214	5.1%	649,571	1.2%
Thomas B. Akin(4)	90,150	*	168,898	*
Rigdon Currie(5)	33,750	*	146,250	*
Fred A. de Boom(6)	115,550	*	93,892	*
Edward W. Frykman(7)	104,340	*	86,407	*
Robert L. Harris, II(8)	1,115,222	3.8%	516,391	1.0%
G. Louis Graziadio, III(9)	85,750	*	76,030	*
Amit Kumar, Ph.D.(10)	398,203	1.4%	1,841,104	3.4%
Clayton J. Haynes(11)	176,989	*	66,840	*
Robert A. Berman(12)	471,546	1.6%	227,889	*
All Directors and Executive Officers as a Group	4,105,714	12.8%	3,873,272	6.9%
(ten persons)(13)

* Less than one percent

(1)
The percentage of shares beneficially owned is based on 28,375,534 shares of AR - Acacia Technologies stock and 52,788,838 shares of AR - CombiMatrix stock outstanding as of March 26, 2007. Beneficial ownership is determined under rules and regulations of the Securities and Exchange Commission ("SEC"). Shares of common stock subject to options that are currently exercisable, or exercisable within 60 days after March 26, 2007, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the Company believes that such persons have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them.

(2)	The address for each of the Company's directors and executive officers is the Company's principal offices, Acacia Research Corporation, 500 Newport Center Drive, Newport Beach, California 92660.

(3)
Includes 9,000 shares of AR - Acacia Technologies Stock and 10,000 shares of AR - CombiMatrix stock held by Mr. Ryan’s daughter, and 1,111,975 shares of AR - Acacia Technologies stock and 511,786 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 26, 2007.

(4)
Includes 34,184 shares of AR - CombiMatrix stock held by Talkot Fund, L.P. ("Talkot"), and 90,150 shares of AR - Acacia Technologies stock and 133,486 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 26, 2007. Mr. Akin serves as managing general partner of Talkot.

(5)
Includes 33,750 shares of AR - Acacia Technologies stock and 146,250 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 26, 2007.

(6)
Includes 90,150 shares of AR - Acacia Technologies stock and 78,486 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 26, 2007.

(7)
Includes 84,350 shares of AR - Acacia Technologies stock and 78,486 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 26, 2007.

(8)
Includes 20,000 shares of AR - Acacia Technologies stock held by the R&S Harris Trust, of which Mr. Harris is a Trustee, and 1,060,222 shares of AR - Acacia Technologies stock and 516,391 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 26, 2007.

(9)
Includes 85,750 shares of AR - Acacia Technologies stock and 76,030 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 26, 2007.

(10)
Includes 397,103 shares of AR - Acacia Technologies stock, 1,262,490 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 26, 2007, and warrants to purchase 300,000 shares of AR - CombiMatrix common stock that are currently exercisable.

(11)
Includes 161,989 shares of AR - Acacia Technologies stock and 66,840 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 26, 2007.

(12)
Includes 471,546 shares of AR - Acacia Technologies stock and 227,889 shares of AR - CombiMatrix stock issuable upon exercise of options that were exercisable upon Mr. Berman’s termination of employment on March 6, 2006.

(13)
Includes 3,586,985 shares of AR - Acacia Technologies stock, 3,098,134 shares of AR - CombiMatrix stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 26, 2007 and warrants to purchase 300,000 shares of AR - CombiMatrix common stock that are currently exercisable.

Beneficial Owner	Amount and Nature of Beneficial Ownership of AR - Acacia Technologies stock					Percent of Class(1)	Amount and Nature of Beneficial Ownership of AR - CombiMatrix stock	Percent of Class(1)
5% Stockholders	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power	Total
David M. Knott(1)	1,229,308	78,250	1,309,908	113,050	1,322,958	4.7%	-	*
Dorset Management Corporation(1)	1,229,308	78,250	1,309,908	113,050	1,322,958	4.7%	-	*
Apex Capital, LLC(2)	0	3,193,300	0	3,193,300	3,193,300	11.4%	-	*
Sanford J. Colen(2)	45,000	3,193,300	45,000	3,193,300	3,238,300	11.5%	-	*
Daniel S. Katz(2)	164,000	3,193,300	164,000	3,193,300	3,357,300	12.0%	-	*

* Less than one percent

(1)
The same 1,322,958 shares of AR-Acacia Technologies stock are beneficially owned by both David M. Knott and Dorset Management Corporation and are reported separately for each in accordance with Item 403 of Regulation S-K. The information reported is based solely on a Schedule 13G filed jointly by David M. Knott and Dorset Management Corporation with the SEC on February 14, 2007. According to such Schedule 13G, the address for Mr. Knott and Dorset Management Corporation is 485 Underhill Boulevard, Suite 205, Syosset, New York 11791.

(2)
The same 3,193,300 shares of AR-Acacia Technologies stock are beneficially owned by Apex Capital, LLC, Sanford J. Colen and Daniel S. Katz, and are reported separately for each in accordance with Item 403 of Regulation S-K. Apex Capital, LLC, is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the AR - Acacia Technologies stock. Mr. Colen is the Manager of Apex Capital, LLC, and has sole voting and dispositive power with respect to 45,000 shares of AR - Acacia Technologies stock. Mr. Katz is a portfolio manager of Apex Capital, LLC, and has sole voting and dispositive power with respect to 164,000 shares of AR - Acacia Technologies stock. The information reported is based solely on a Schedule 13G filed jointly by Apex Capital, LLC, Sanford J. Colen and Daniel S. Katz on February 9, 2007. According the Schedule 13G, the address for Apex Capital, LLC, Sanford J. Colen and Daniel S. Katz is 25 Orinda Way, Suite 300, Orinda, California 94563.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the narrative and tables that follow.

Overview

Objectives of Compensation Program. The objective of our compensation program for our executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, individuals with the skills necessary to achieve our objectives. Our compensation program is also designed to reinforce a sense of ownership and urgency and to link rewards to measurable corporate performance goals.

Our executive officers’ compensation currently has four primary components:

•	base salary;

•	cash bonuses;

•	stock awards granted under our stock incentive plan;

•	employee benefits and perquisites.

Determination of Our Compensation Program. We have no public company peers with which to compare our compensation program. For our business, we rely on highly qualified and talented employees who have worked in technology companies to execute our business model and, thus, our compensation program is patterned on those of technology companies in order to attract and retain talented employees who may have opportunities in technology companies.

Determining the Elements of Our Compensation Program. Our compensation program consists of two general elements: a fixed portion of compensation to retain and provide a base level of compensation to our employees and a performance element to incentivize our employees to achieve superior corporate performance. The fixed portion of our compensation program consists of the base salary, cash bonus and, in part, the grant of restricted stock. The performance element of our compensation program consists of the stock option and the grant of restricted stock. In addition, we believe the grant of stock awards helps us to align the interests of our executive officers with the interests of our stockholders.

Determining the Amounts of Each Element of Our Compensation Program.  In determining the total amount and mixture of the compensation for each of our executive officers, our compensation committee and our board of directors subjectively consider the overall value to us of each executive in light of numerous factors such as competitive position, individual performance, including past and expected contribution to our goals of each executive officer, and our long-term needs and goals, including attracting and retaining key management personnel. Our compensation committee reviews the performance of each executive officer annually and determines whether the executive officer should receive any increase in base salary or receive a stock award based on such evaluation. Since we do not have a peer group of comparable public companies in our industry, we do not determine compensation based on surveys of other companies compensation.

Role of Compensation Committee and CEO. The compensation committee of our board of directors has responsibility for reviewing, approving and determining the compensation of our executive officers. Annually, our compensation committee evaluates the performance of the CEO and determines the CEO’s compensation in light of the goals and objectives of the compensation program. Our CEO assists our compensation committee in reaching compensation decisions with respect to the named executives other than the CEO. The other named executives do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO. If our compensation committee considers it appropriate, it may increase our executive officers’ base salary or provide for additional stock awards.

Role of Compensation Consultant. In the past we have not used a compensation consultant to assist us in determining compensation. In 2007, our compensation committee engaged Cadwalader, Wickersham & Taft, a law firm, to review the adequacy of our current stockholder approved 2002 stock plans in light of the growth of the Company and make recommendations regarding the 2007 AR - Acacia Technologies stock plans. The compensation consultant also reviewed and made recommendations regarding the incentive compensation of our independent directors.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by the stockholders). For 2006, our executive officers did not receive compensation in excess of $1 million. Generally, while we seek to maximize the deduction of our executive officers, because we compensate our executive officers in a manner designed to promote our varying corporate goals, our compensation committee has not adopted a policy requiring all compensation to be deductible.

Discussion of Specific Components of Our Compensation Program.

Base Salary. Our compensation committee will periodically review (usually annually) the individual base salaries of the executive officers, and adjust salaries based on individual job performance and changes in the officer's duties and responsibilities. In making salary decisions, our compensation committee exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each performance factor in determining base salary.

Cash Bonuses. We pay to all of our employees, including our executive officers, a cash bonus at the end of each calendar year equal to one week’s base salary. We had an agreement with our chief operating officer to pay a bonus of up to 30% of base salary. However, our chief operating officer terminated employment with us in 2007. We also paid a bonus to the chief executive officer of our CombiMatrix subsidiary. Our obligation to pay this bonus will cease upon the split-off of our CombiMatrix subsidiary.

Equity Compensation. We grant both stock options and restricted stock to most of our employees, including our executive officers. Both awards vest over a one to three year period based on the award recipients continued service to us. We believe the options and restricted stock align our executive officers’ interests with those of our stockholders, help to retain our executive officers (because of the vesting schedule) and encourage our executive officers to increase the value of our corporate enterprise. Over the past year, the company moved toward grants of restricted stock rather than stock options. One of the considerations was the limited amount of stock available under the 2002 AR - Acacia Technologies stock plan. In the future it is expected that both stock options and restricted stock grants will be used.

Benefits and Perquisites. Our executive officers participate in the employee benefits that are available to all employees.

Severance and Change of Control Payments. Our board of directors determined to provide our executive officers with severance and change of control arrangements in order to mitigate some of the risk that exists for our executive officers. These arrangements are intended to attract and retain qualified executives who have alternatives that may appear to them to be less risky absent these arrangements, and mitigate a potential disincentive for the executives to pursue and execute an acquisition of us, particularly where the services of these executive officers may not be required by the acquirer. For quantification of these severance and change of control benefits, please see the discussion under “— Executive Compensation — Severance and Change of Control Agreements” below.

Protecting the Company’s Interests. Each of our executive officers has provided that the executive officer will keep our confidential information in strict confidence. These covenants are in effect during the executive officer’s employment with us and do not expire after a termination of the executive officer’s service to us.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the year ended December 31, 2006.

Submitted by:	Fred A. de Boom
Edward W. Frykman
G. Louis Graziado, III
Rigdon Currie

Executive Officers

Set forth below is certain information concerning the executive officers of the Company as of the date hereof.

Name	Age	Positions with the Company
Paul R. Ryan	61	Chairman and Chief Executive Officer
Robert L. Harris, II	48	President
Amit Kumar, Ph.D.	42	Chief Executive Officer and President of CombiMatrix Corporation
Clayton J. Haynes	37	Chief Financial Officer, Treasurer and Senior Vice President, Finance
Edward J. Treska	41	Secretary

The following is biographical information and a brief description of the capacities in which each of the executive officers has served during the past five years. Biographical information on Messrs. Ryan, Harris and Kumar is set forth above under "Proposal No. 1: Election of Directors."

Clayton J. Haynes joined the Company in April 2001 as Treasurer and Senior Vice President, Finance. In November 2001, Mr. Haynes was appointed Chief Financial Officer of the Company. From 1992 to March 2001, Mr. Haynes was employed by PricewaterhouseCoopers LLP, ultimately serving as a Manager in the Audit and Business Advisory Services practice. Mr. Haynes received a B.A. from the University of California at Los Angeles, is a Certified Public Accountant, and is a member of the American Institute of Certified Public Accountants.

Edward J. Treska joined the Company in April 2004 as Vice President. Mr. Treska was most recently General Counsel, Director of Patents and Licensing for SRS Labs, Inc., a technology licensing company specializing in audio enhancement. Prior to joining SRS Labs, Mr. Treska practiced law at the intellectual property law firm of Knobbe, Martens, Olson & Bear and was a design engineer with the former TRW Space & Technology Group. Mr. Treska is a registered patent attorney who holds a B.S. degree in Electrical Engineering from Colorado State University and a J.D. degree from the University of San Diego School of Law.

Summary Compensation

The following table sets forth information concerning all cash and non-cash compensation earned for services rendered in all capacities to the Company during the last fiscal year for (a) the Company's Principal Executive Officer and Principal Financial Officer and (b) the three most highly compensated executive officers, other than the Principal Executive Officer and Principal Financial Officer. The listed individuals are referred to as our "Named Executive Officers."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Com-pensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Comp- ensation ($)	Total ($)
Paul R. Ryan	2006	314,452	6,189	83,857	208,270	-	-	-	612,768
Chairman and
Chief Executive Officer

Robert L. Harris, II	2006	308,797	6,078	83,857	207,833	-	-	-	606,565
President

Amit Kumar, Ph.D.	2006	414,413	-	-	571,915	-	-	-	986,328
Chief Executive Officer &
President of CombiMatrix

Clayton J. Haynes	2006	222,789	4,423	35,940	90,927	-	-	-	354,079
Chief Financial Officer

Robert A. Berman(3)	2006	292,067	85,769	71,877	214,125	-	-	-	663,838
Chief Operating Officer,
General Counsel and
Secretary

(1)
Stock awards consist only of AR - Acacia Technologies restricted stock awards. Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by the Company for restricted stock awards granted in 2005, as determined pursuant to FAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 2 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 14, 2007.

(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by the Company, as determined pursuant to FAS 123R, for Acacia Research - Acacia Technologies option awards granted in 2003, 2004 and 2005 for Messrs. Ryan, Harris, Berman and Haynes and Acacia Research - CombiMatrix option awards granted in 2003 for Messrs. Ryan, Harris, Berman and Haynes and in 2002, 2003, 2004, 2005 and 2006 for Dr. Kumar. The assumptions used to calculate the value of stock awards are set forth under Note 2 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 14, 2007.

(3)
On March 6, 2007, the Company entered into a separation agreement with Robert A. Berman. In connection with the termination of Mr. Berman’s employment, the Company has paid Mr. Berman an amount equal to one (1) year base salary at $300,000 and agreed to provide Mr. Berman and his dependents with health plan continuation coverage pursuant to COBRA in accordance with the Company’s Executive Severance Policy. Under the separation agreement, the Company agreed to pay Mr. Berman an additional amount of $50,000.

Employment Agreements. The Company has not entered into employment contracts with any of its Named Executive Officers, nor does the Company have any agreement or arrangement with any such Named Executive Officers relating to a change in control of the Company other than any provisions for the accelerated vesting of stock awards in the respective stock award agreement and the Executive Severance Policy. The agreements and arrangements are described in greater detail under the Section “Potential Payments Upon Termination or Change in Control”

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Closing Price on Grant Date ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Paul R. Ryan	N/A	-	-	-	-	-	-	-	-	-	-	-

Robert L. Harris, II	N/A	-	-	-	-	-	-	-	-	-	-	-

Amit Kumar, Ph.D.	7/18/06	-	-	-	-	-	-	-	300,000(1)	1.41	1.41	309,270(2)

Clayton J. Haynes	N/A	-	-	-	-	-	-	-	-	-	-	-

Robert A. Berman	N/A	-	-	-	-	-	-	-	-	-	-	-

(1)
The option was granted with respect to shares of AR - CombiMatrix stock at an exercise price equal to the closing price of AR—CombiMatrix stock on the date of grant and has a maximum term of ten years. One-sixth (1/6) of the option shares vested upon completion of six (6) months of service measured from July 18, 2006, with the balance of the option shares vesting in thirty (30) successive equal monthly installments upon the completion of service over the thirty (30) month period measured from July 18, 2006.

(2)
The value of an option award is based on the fair value as of the grant date of such award determined pursuant to FAS123R. The exercise price for all options granted to the named executive officer is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Company's common stock at such date in the future when the option is exercised.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information, with respect to the Named Executive Officers, concerning the Outstanding Equity Awards of AR - Acacia Technologies stock at the end of fiscal year 2006.

	Option Awards(1)					Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable (2)	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Paul R. Ryan	123,751	-	-	20.90	1/5/10	35,000(8)	468,300	-	-
	330,002	-	-	15.27	7/9/10
	275,001	-	-	3.92	3/29/11
	161,000	-	-	1.85	12/16/12
	40,000	-	-	1.85	5/20/13
	60,000	-	-	1.85	8/19/13
	91,667	-	-	5.17	11/24/13
	0	91,667(3)	-	4.14	10/19/14

Robert L. Harris, II	22,000	-	-	12.01	5/16/10	35,000(8)	468,300	-	-
	440,000	-	-	19.05	7/13/10
	275,001	-	-	3.92	3/29/11
	161,000	-	-	1.85	12/16/12
	40,000	-	-	1.85	5/20/13
	91,667	-	-	5.17	11/24/13
	0	91,667(4)	-	4.14	10/19/14

Amit Kumar, Ph.D.	220,002	-	-	15.27	7/9/10	-	-	-	-
	137,501	-	-	3.92	3/29/11
	39,600	-	-	5.902	10/1/11

Clayton J. Haynes	56,000	-	-	3.96	4/2/11	15,000(8)	200,700	-	-
	52,500	-	-	1.85	12/16/12
	13,330	-	-	1.85	5/20/13
	34,483	3,137(5)	-	5.17	11/24/13
	0	37,620(6)	-	4.14	10/19/14

Robert A. Berman	110,001	-	-	29.09	3/20/10	30,000(7)	401,400	-	-
	16,500	-	-	10.08	5/25/10
	16,500	-	-	18.98	9/28/10
	16,500	-	-	12.12	12/18/10
	137,501	-	-	3.92	3/29/11
	39,601	-	-	5.90	10/1/11
	20,000	-	-	1.85	12/16/12
	100	-	-	1.85	5/20/13
	81,105	-	-	5.17	11/24/13
	0	75,000(7)	-	4.14	10/19/14
	28,000	-	-	5.86	1/25/15

(1)	All awards were granted under the 2002 Acacia Technologies Stock Incentive Plan which assumed awards outstanding in prior stock option plans.
(2)	The options were granted at an exercise price equal to the closing price of AR - Acacia Technologies stock on the date of grant and have a term of ten years. The options are fully vested.
(3)
The options were granted on October 19, 2004 at an exercise price equal to the closing price of AR - Acacia Technologies stock on the date of grant and have a term of ten years. Assuming continued employment, the unexercised option shares vest in 12 successive equal month installments upon completion of services beginning on January 31, 2007.

(4)
The options were granted on October 19, 2004 at an exercise price equal to the closing price of AR - Acacia Technologies stock on the date of grant and have a term of ten years. Assuming continued employment, the unexercised option shares vest in 12 successive equal month installments upon completion of service beginning on January 28, 2007.

(5)
The options were granted on November 24, 2003 at an exercise price equal to the closing price of AR - Acacia Technologies stock on the date of grant and have a term of ten years. The unexercised option shares were fully vested on January 2, 2007.

(6)
The options were granted on October 19, 2004 at an exercise price equal to the closing price of AR - Acacia Technologies stock on the date of grant and have a term of ten years. Assuming continued employment, the unexercised option shares vest in 12 successive equal month installments upon completion of service beginning on February 2, 2007.

(7)
The options were granted on October 19, 2004 at an exercise price equal to the closing price of AR - Acacia Technologies stock on the date of grant and have a term of ten years. 62,501 of the unexercised Options and 30,000 restricted stock grants were cancelled upon Mr. Berman’s termination of employment on March 6, 2007.

(8)	Granted on August 16, 2005. Assuming continued employment, the restricted stock grants will become fully vested on August 1, 2007.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information, with respect to the Named Executive Officers, concerning the Outstanding Equity Awards of AR - CombiMatrix stock at the end of fiscal year 2006.

	Option Awards(1)					Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable (2)	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Paul R. Ryan	69,076	-	-	16.60	1/5/10	-	-	-	-
	184,206	-	-	12.12	7/9/10
	25,000	-	-	9.00	9/22/10
	153,504	-	-	3.11	3/29/11
	30,000	-	-	12.00	2/27/12
	50,000	-	-	1.95	2/21/13

Robert L. Harris, II	12,280	-	-	9.54	5/16/10	-	-	-	-
	245,607	-	-	15.13	7/13/10
	25,000	-	-	9.00	9/22/10
	153,504	-	-	3.11	3/29/11
	30,000	-	-	12.00	2/27/12
	50,000	-	-	1.95	2/21/13

Amit Kumar, Ph.D.	122,804	-	-	12.12	7/9/10	-	-	-	-
	25,000	-	-	9.00	9/22/10
	25,000	-	-	9.00	10/5/10
	76,752	-	-	3.11	3/29/11
	22,104	-	-	4.69	10/1/11
	300,000	-	-	12.00	1/25/12
	300,000	-	-	1.95	2/21/13
	229,161	20,839(3)	-	6.76	3/4/14
	47,499	42,501(4)	-	2.98	5/26/15
	0	300,000(5)	-	1.41	7/18/16

Clayton J. Haynes	36,840	-	-	3.14	4/2/11	-	-	-	-
	30,000	-	-	3.55	6/22/14

Robert A. Berman	61,402	-	-	23.10	3/20/10	-	-	-	-
	9,210	-	-	8.00	5/25/10
	9,210	-	-	15.07	9/28/10
	9,210	-	-	9.62	12/18/10
	76,752	-	-	3.11	3/29/11
	22,105	-	-	4.69	10/1/11
	40,000	-	-	1.95	2/21/13

(1)	All awards were granted under the 2002 CombiMatrix Stock Incentive Plan which assumed awards outstanding in prior stock option plans.
(2)	The options were granted at an exercise price equal to the closing price of AR - CombiMatrix stock on the date of grant and have a term of ten years. The options are fully vested.
(3)
The options were granted on March 4, 2004 at an exercise price equal to the closing price of AR - CombiMatrix stock on the date of grant and have a term of ten years. Assuming continued employment, the unexercised option shares vest in 3 successive equal monthly installments upon completion of services over the 3 month period beginning on January 4, 2007.

(4)
The options were granted on May 26, 2005 at an exercise price equal to the closing price of AR - CombiMatrix stock on the date of grant and have a term of ten years. Assuming continued employment, the unexercised option shares vest in 17 successive equal monthly installments upon completion of service beginning on January 26, 2007.

(5)
The options were granted on July 18, 2006 at an exercise price equal to the closing price of AR - CombiMatrix stock on the date of grant and have a term of ten years. Assuming continued employment, one sixth of the options shares vested upon completion of six (6) months of services measured from 7/18/06, with the balance of the option shares vesting in thirty (3) successive equal monthly installments upon the completion of service over the thirty (3) month period measured from May 25, 2005.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Paul R. Ryan	-	-	-	-
Robert L. Harris, II	-	-	-	-
Amit Kumar, Ph.D.	30,000(1)	387,000(2)	-	-
Clayton J. Haynes	10,000(1)	100,935(2)	-	-
Robert A. Berman	110,000(1)	1,046,573(2)	-	-

(1)	The options exercised are with respect to shares of AR - Acacia Technologies stock. No AR - CombiMatrix stock options were exercised by the Named Executive Officers during fiscal year 2006.

(2)	The value realized equals the difference between the option exercise price and the closing price of the stock on the day of exercise.

Potential Payments Upon Termination or Change in Control

Under the Company’s Executive Severance Policy, full-time employees with the title of Senior Vice President and higher of the Company (“Officer”) are entitled to receive certain benefits upon termination of employment. If the Company terminated the employment of an Officer for other than cause or other than on account of death or disability, the Company will (i) promptly pay to the Officer a lump sum amount equal to the aggregate of (a) accrued obligations ( i.e., the Officer’s annual base salary through the date of termination to the extent not theretofore paid and any compensation previously deferred by the Officer (together with any accrued interest or earnings thereon) and any accrued vacation pay, and reimbursable expenses, in each case to the extent not theretofore paid) and (b) three (3) months of the Officer’s base salary for each full year that the Officer was employed by the Company (the "Severance Period"), up to a maximum of twelve (12) months of the Officer's base salary and (ii) provide to the Officer, Company paid COBRA coverage for the medical and dental benefits selected by the Officer in the year in which the termination occurs, for the duration of the Severance Period.

If the Company had terminated each of the Named Executive Officers named in the Summary Compensation Table above without cause on December 31, 2006, each of the Named Executive Officers would have received a lump sum payment equal to twelve (12) months of the Officer’s base salary because each Named Executive Officer has been employed by the Company for four years or more, in addition to the accrued obligations and COBRA coverage described above. For our Named Executive Officers, this lump sum amount would have been $321,819 for Mr. Ryan, $316,032 for Mr. Harris, $424,788 for Dr. Kumar, $230,000 for Mr. Haynes, and $300,000 for Mr. Berman. There is no acceleration of any outstanding stock awards or stock options upon termination of employment that would be triggered by any agreement or in accordance with the Executive Severance Policy. The executives do not receive severance or other payments in any other circumstances, including death or disability.

Separation Agreement. On March 6, 2007, the Company entered into a separation agreement with Robert Berman, former Chief Operating Officer, General Counsel, and Secretary. Mr. Berman’s employment with the Company ended on March 6, 2007. In connection with the termination of Mr. Berman’s employment, the Company has paid Mr. Berman an amount equal to one (1) year base salary at $300,000 and agreed to provide Mr. Berman and his dependents with health plan continuation coverage pursuant to COBRA in accordance with the Company’s Executive Severance Policy. Under the separation agreement, the Company agreed to pay Mr. Berman an additional amount of $50,000. The agreement provides a general release in favor of the Company, as well as continued confidentiality obligations by Mr. Berman.

Other than the foregoing, the Company does not have any agreements with any of its Named Executive Officers that would provide for payments upon termination of employment.

On a change in control or hostile takeover (both as defined in our stock plans), all outstanding unvested stock awards, including outstanding unvested options, will fully vest on the close of the change in control or hostile takeover. If a change in control had closed as of 12/31/06, our named executive officers would have vested in the following stock awards, including options:

	Stock Option Awards		Restricted Stock Awards
Name	Number of Shares	Value($)	Number of Shares	Value($)	TotalValue($)
Paul R. Ryan	91,667	847,003	35,000	468,300	1,315,304
Robert L. Harris, II	91,667	847,003	35,000	468,300	1,315,304
Amit Kumar, Ph.D.	363,340	0	-	-	-
Clayton J. Haynes	40,757	373,364	15,000	200,700	574,064
Robert A. Berman	75,000	693,000	30,000	401,400	1,094,400

The determination of the value of the restricted stock that vested on this hypothetical change in control is determined by multiplying the shares that vested against the closing sales price of our stock on the last trading day prior to 12/31/06 and the value of the stock options that vested on this hypothetical change in control is determined by multiplying the shares that vested against the difference between the closing sales price of our stock on, the last trading day prior to 12/31/06, and the exercise price per share, with a zero being used for the value of any options where the exercise price is greater than the closing sales price of our stock on. The fair market value of a share of Acacia Research - Acacia Technologies common stock is assumed to be $13.38 which was the closing price of the stock on December 29, 2006, the last trading day in 2006. The fair market value of a share of Acacia Research - CombiMatrix common stock is assumed to be $0.79 which was the closing price of the stock on December 29, 2006, the last trading day in 2006. We are not required to make any other payments in connection with a change in control of the company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. de Boom, Currie, Frykman and Graziadio. None of these individuals was an officer or employee of the Company at any time during 2006 or at any other time. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for 2006, which include the consolidated balance sheets of the Company as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006, and the notes thereto.

Composition. The Audit Committee of the Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Fred A. de Boom, Thomas B. Akin and Edward W. Frykman. All members of the Audit Committee are “independent,” as defined in Rule 10A-3 under the Exchange Act and Rule 4200(a)(14) of the Marketplace Rules contained in the National Association of Securities Dealers Manual, and financially literate.

Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company’s independent registered public accounting firm. Management has primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.

Review with Management and Independent registered public accounting firm. The Audit Committee has reviewed the Company’s consolidated audited financial statements and met separately, and held discussions with, management and PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with PricewaterhouseCoopers LLP matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the firm’s independence.

Conclusion. Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC.

This report is submitted by the Audit Committee of the Board of Directors.

Thomas B. Akin
Fred A. de Boom
Edward W. Frykman

Audit and Related Fees

Audit Fees - PricewaterhouseCoopers LLP was the company's independent registered public accounting firm for the years ended December 31, 2006 and 2005. Total fees paid to PricewaterhouseCoopers LLP for audit services rendered during 2006 and 2005 were $1,329,000 and $905,000, respectively.   For 2006, $258,000 of the fees paid related to audit services rendered in connection with CombiMatrix Corporation's Registration statement on Form S-1, prepared in connection with the proposed split-off of CombiMatrix Corporation.

 Audit-Related Fees - Total fees paid to PricewaterhouseCoopers LLP for audit-related services during 2006 and 2005 were $60,700 and $0, respectively. Audit related fees primarily relate to technical accounting consulting services.

 Tax Fees - Total fees paid to PricewaterhouseCoopers LLP for tax services rendered during 2006 and 2005 were $157,000 and $95,000, respectively, related primarily to tax related compliance and consultation services.

  All Other Fees - There were no fees paid to PricewaterhouseCoopers LLP for other services rendered during 2006 and 2005.

Audit Committee Pre-Approval Policy

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent accountant. At the beginning of the fiscal year, the Committee pre-approves the engagement of the independent accountant to provide audit services based on fee estimates. The Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Committee receives information on the status of services provided or to be provided by the independent accountant and the related fees.

Certain Relationships and Related Transactions

The Company does not have a formal policy for determining related party transactions. However, the Company reviews the Director and Officer questionnaires completed by the directors and executive officers annually. If any related party transactions are reported, management reviews the transactions and consults with the Board. Since January 1, 2006, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of any class of the Company's voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Indemnification Agreements with Directors and Officers. In addition to the indemnification provisions contained in the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify each such director or officer against expenses (including attorneys' fees), damages, judgments, fines, penalties and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than liabilities with respect to which such individual receives payment from another source, arising in connection with certain final legal judgments, arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, or which the Company is prohibited by applicable law from paying) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock. The Company believes that, based on the written representations of its directors and officers, and the copies of reports filed with the SEC during the fiscal year ended December 31, 2006, its directors, officers and holders of more than 10% of the Company's common stock complied with the requirements of Section 16(a).

Form 10-K

On March 14, 2007 the Company filed with the SEC an Annual Report on Form 10-K for the 2006 fiscal year. A copy of the Company's Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Householding

We are sending only one Form 10-K report and proxy statement to certain street-name stockholders who share a single address, unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate Form 10-K or proxy statement in the future, they may telephone our Corporate Secretary at (949) 480-8300 or write to him at Acacia Research Corporation, 500 Newport Center Drive, Newport Beach, California 92660. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Secretary in the same manner.

Stockholder Proposals for the 2008 Annual Meeting

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Proposals of stockholders intended to be presented at the Company’s 2008 Annual Meeting of Stockholders must be received by the Company (Attention: Secretary, at the principal offices of the Company), no later than the close of business on February 15, 2008, in accordance with our Bylaws, for inclusion in the Board’s proxy statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our proxy statement) to be considered “timely” within the meaning of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, and pursuant to our bylaws, notice of any stockholder proposals must be delivered to the Company’s Secretary in writing not less than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2007 Annual Meeting, after which a proposal is untimely. In the event that the date of the 2008 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2008 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2008 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2008 Annual Meeting is first made by the Company. A stockholder’s notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the number of shares of the Company’s common stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

Incorporation of Financial Statements and Related Material

Our financial statements, management's discussion and analysis of financial condition and results of operations, and quantitative and qualitative disclosures about market risk are incorporated by reference to our Annual Report on Form 10-K for the period ended December 31, 2006.

April 16, 2007

By Order of the Board of Directors,

/s/ Edward J. Treska

Edward J. Treska
Secretary

Appendix A

ACACIA RESEARCH CORPORATION

2007 ACACIA TECHNOLOGIES STOCK INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 2007 Acacia Technologies Stock Incentive Plan is intended to promote the interests of Acacia Research Corporation, a Delaware corporation, by providing eligible persons in the Corporation's Service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such Service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A.     The Plan shall be divided into two separate equity incentive programs:

-  the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

-   the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

B.     The provisions of Articles One and Four shall apply to all equity incentive programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A.     The Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances to members of the Committee must be authorized and approved by a disinterested majority of the Board.

B.     Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.

C.     The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

D.     Service on the Committee shall constitute Service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

IV.	ELIGIBILITY

A.     The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.     The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, if, and the extent to which, each option is to be exercisable at a different time or times than those times set forth in Section I.B.1. of Article Two of the Plan, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

C.     The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.	STOCK SUBJECT TO THE PLAN

A.     The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 560,000 shares.

B.     The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January for the calendar years 2008 and 2009, by an amount equal to two percent (2%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year; provided, however, if the closing sales price on the last trading day of the calendar year immediately preceding the calendar year of the adjustment is at least thirty percent (30%) greater than the closing sale price on the first trading day of such immediately preceding calendar year than the number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January for such calendar year by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year.

C.     Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares of Common Stock issued to the holder of such option or stock issuance, and not by the gross number of shares for which the option is exercised or which vest under the stock issuance. However, shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two or Section II. D. of Article Four of the Plan shall not be available for subsequent issuance under the Plan.

D.     No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances or share right awards for more than 250,000 shares of Common Stock in the aggregate per calendar year.

E.     If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number, kind and/or class of securities issuable under the Plan, (ii) the maximum number, kind and/or class of securities for which any one person may be granted stock options, stock appreciation rights and direct stock issuances or share right awards under the Plan per calendar year, (iii) the number, kind and/or class of securities and the exercise price per share in effect under each outstanding option and stock appreciation right under the Plan, and (iv) the maximum number, kind and/or class of securities by which the share reserve is to increase automatically pursuant to the provisions of Section V.B. of this Article One. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. All options granted under the Plan shall be Non-Statutory Options.

A.     EXERCISE PRICE.

1.     The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2.     The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below as determined by the Plan Administrator and evidenced in the documents memorializing the option grant:

(i)     cash or check made payable to the Corporation, or

(ii)    shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii)          to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or

(iv)     in the Corporation’s sole discretion at the time the option is exercised, by cancellation of a number of the shares of Common Stock to be issued upon the exercise, where such cancelled number equals the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. Any remaining balance of the aggregate exercise price, may be paid either with cash or check or through a broker assisted exercise pursuant to Section 2(iii) above. The shares of Common Stock used to pay the exercise price of the option under this “net exercise” provision will be considered to have resulted from the exercise of the option, and accordingly, the option will not again be exercisable with respect to such shares, as well as any shares actually delivered to the Optionee, or

(v)     any other form of legal consideration determined by the Plan Administrator.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.     EXERCISE AND TERM OF OPTIONS.

1.     Unless otherwise determined by the Plan Administrator and set forth in the documents evidencing the option:

(i)     Each option granted under the Discretionary Option Grant Program to an Optionee in connection with the commencement of the Optionee's Service with the Corporation (or any Parent or Subsidiary) shall become exercisable for one-third (1/3) of the shares of Common Stock subject to such option upon such Optionee's completion of one year of Service measured from the option grant date and shall become exercisable for the balance of the option shares in twenty-four (24) successive equal monthly installments upon the Optionee's completion of each additional month of Service over the 24-month period measured from the first year anniversary of the grant date.

(ii)     Each option granted under the Discretionary Option Grant Program other than an option described in subparagraph (i) immediately above shall become exercisable for one-sixth (1/6) of the shares of Common Stock subject to the option upon such Optionee's completion of six (6) months of Service measured from the option grant date and shall become exercisable for the balance of the option shares in thirty (30) successive equal monthly installments upon the Optionee's completion of each additional month of Service over the 30-month period measured from the 6-month anniversary of the grant date.

2.     Notwithstanding any other provision of the Plan, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.     EFFECT OF TERMINATION OF SERVICE.

1.     The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)     Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)     Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of descent and distribution or by the Optionee's designated beneficiary or beneficiaries of that option.

(iii)     Should the Optionee's Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv)     During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)     extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)    permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.     STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.     REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.     LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of descent and distribution following the Optionee's death, except that an option may be assigned in whole or in part during the Optionee's lifetime to one or more of the Optionee's Immediate Family or to a trust established exclusively for the Optionee or one or more members of the Optionee's Immediate Family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.     Unless otherwise determined by the Plan Administrator and expressly set forth in the documents evidencing the option, each option outstanding under the Discretionary Option Grant Program at the time of a Change in Control but not otherwise exercisable for all the shares of Common Stock at that time subject to such option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock, regardless of whether such options are assumed by the successor corporation or otherwise continued in force and effect pursuant to the Change in Control transaction.

B.     All of the Corporation's outstanding repurchase rights under the Discretionary Option Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent such accelerated vesting is precluded by limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.     Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

D.     Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan and (iv) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances or share right awards under the Plan per calendar year. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E.     Unless otherwise determined by the Plan Administrator and expressly set forth in the documents evidencing the option, each option outstanding under the Discretionary Option Grant Program at the time of a Hostile Take-Over but not otherwise exercisable for all the shares of Common Stock subject to such option at that time shall, immediately prior to the effective date of a Hostile Take-Over, automatically vest and become exercisable for all the shares of Common Stock at that time subject to such options on an accelerated basis and may be exercised for any or all of such shares as fully vested shares of Common Stock. In addition, all of the Corporation's repurchase rights under the Discretionary Option Grant Program shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon immediately vest in full, except to the extent such accelerated vesting is precluded by limitations imposed by the Plan Administrator at the time the repurchase right is issued. Each option so accelerated shall remain exercisable for fully vested shares of Common Stock until the expiration or sooner termination of the option term.

F.     The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.	STOCK APPRECIATION RIGHTS

A.     The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

B.     The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(i)     One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a payment from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

(ii)     No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the payment to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii)    If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

C.     The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i)     One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii)     Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option (or any portion thereof) to the Corporation. In return for the surrendered option, the Optionee shall receive a cash payment from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise vested and exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash payment shall be paid within five (5) days following the option surrender date.

(iii)     At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash payment.

(iv)     The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated Service requirements or performance goals.

A.     PURCHASE PRICE.

1.     The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2.     Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii) services to be rendered to the Corporation (or any Parent or Subsidiary) during a vesting period.

B.     VESTING PROVISIONS.

1.     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares in one or more installments over the Participant's period of Service or upon attainment of designated performance goals. Upon the attainment of such Service requirements or performance goals, fully vested shares of Common Stock shall be issued in satisfaction of those share right awards. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued or share right awards granted under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the appropriate award agreement.

2.     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.     The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.     Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness but not including services rendered by the Participant), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5.     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6.     Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained. Until the shares of Common Stock are issued with respect to share right awards, the Participant shall not have any rights as a stockholder of the Corporation.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over, except to the extent such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

MISCELLANEOUS

I.	NO FRACTIONAL SHARES

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan, and the Plan Administrator shall determine whether cash shall be paid in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

II.	TAX WITHHOLDING

A.     The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.     The Plan Administrator may, in its discretion, permit (i) the Corporation to withhold shares of Common Stock from the award in satisfaction of all or part of the Withholding Taxes which may become payable in connection with the an award granted under the Plan (pursuant to the terms of Article Four Section II.B.1.) and (ii) any or all Optionees or Participants under the Plan (other than the non-employee Board members) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such Participants or Optionees may become subject in connection with the grant or exercise of their options or stock appreciation rights or the issuance or vesting of their shares. The withholding of shares in order to satisfy the Withholding Taxes described in this Section shall not exceed the minimum statutory amount required to be withheld for each of the Withholding Taxes. Such right may be provided to any such Participant or Optionee in either or both of the following formats:

1.     Stock Withholding: The Corporation withholds, from the shares of Common Stock otherwise issuable upon the exercise of such option or stock appreciation right or the issuance or vesting of shares of Common Stock, a portion of those shares with an aggregate Fair Market Value equal to the amount of the Withholding Taxes (not to exceed one hundred percent (100%) of such Withholding Taxes) to be satisfied in such manner as designated by the holder in writing.

2.     Stock Delivery: The election by the Participant or Optionee to deliver to the Corporation, at the time the option or stock appreciation right is exercised or the shares vest or are issued, one or more shares of Common Stock previously acquired by such Participant or Optionee (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the amount of the Withholding Taxes (not to exceed one hundred percent (100%) of such Withholding Taxes) to be satisfied in such manner as designated by the holder in writing.

III.	EFFECTIVE DATE AND TERM OF THE PLAN

A.     The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B.     The Plan shall terminate upon the earliest of (i) the tenth anniversary of the Plan Effective Date, (ii) the tenth anniversary of the approval of the Plan by the Corporation's stockholders, (iii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iv) the termination of all outstanding options in connection with a Change in Control. Upon such Plan termination, all option grants and unvested stock issuances outstanding at that time shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.	AMENDMENT OF THE PLAN

A.     The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, an amendment or modification of the Plan must be approved by the Corporation's stockholders if such amendment or modification would:

1.     Increase the number of shares of Common Stock reserved for issuance over the term of the Plan under Section V.A of Article One of the Plan.

2.     Change the number of shares of Common Stock for which any one person participating in the Plan may receive stock options, direct stock issuances and share right awards in the aggregate per calendar year under Section V.C. of Article One of the Plan.

3.     Change the persons or class of persons eligible to participate in the Plan under Section IV of Article One of the Plan; or

4.     Materially increase or enlarge the rights or benefits available to persons participating in the Plan.

B.     Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	REGULATORY APPROVALS

A.     The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B.     No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Global Market, if applicable) on which Common Stock is then listed for trading.

VII.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon any Optionee or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of any Optionee or Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

VIII.	SECTION 162(M)

It is the intent of the Corporation that any options granted under the Plan to a "covered employee" (as that term is defined in Section 162(m) of the Code) with an exercise price of not less than the Fair Market Value per share of Common Stock on the date of grant shall qualify as "qualified performance-based compensation" (within the meaning of Treas. Reg. § 1.162-27(e)) and the Plan shall be interpreted consistently with such intent. In furtherance of the foregoing, if and to the extent that the Corporation intends that an option granted under the Plan to any covered employee shall qualify as qualified performance-based compensation, all decisions regarding the grant of such option shall be made only by members of the Committee who qualify as "outside directors" within the meaning of Treas. Reg. § 1.162-27(e)(3).

APPENDIX

The following definitions shall be in effect under the Plan:

A.     BOARD shall mean the Corporation's Board of Directors.

B.     CERTIFICATE OF INCORPORATION shall mean the Restated Certificate of Incorporation of Acacia Research Corporation filed with the Delaware Secretary of State on the Plan Effective Date and all subsequent amendments, supplements, modifications and replacements thereof.

C.     CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)     a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)     a sale, transfer or other disposition of all or substantially all of the Corporation's assets to an entity which is not a Subsidiary of the Corporation, or

(iii)     the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

D.     CODE shall mean the Internal Revenue Code of 1986, as amended.

E.     COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

F.     COMMON STOCK shall mean the Corporation's "Acacia Research - Acacia Technologies Common Stock" (as defined in the Certificate of Incorporation).

G.     CORPORATION shall mean Acacia Research Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Acacia Research Corporation, which shall by appropriate action adopt the Plan.

H.     DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.

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I.     EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.     EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

K.     FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)     If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq Global Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)     If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)     If the Common Stock is at the time not traded on the Nasdaq Global Market or listed on any Stock Exchange, but is regularly traded in any over-the-counter market, then the Fair Market Value shall be the average of the bid and asked prices per share of Common Stock in such over-the-counter market on the date in question. If there are no bid and asked prices on the date in question, then the Fair Market Value shall be the average of the bid and asked prices in such over-the-counter market on the last preceding date for which such prices exist.

(iv)     If the Common Stock is at the time not traded as described in (i), (ii) or (iii) above, then the Fair Market Value of a share of Common Stock shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

L.     HOSTILE TAKE-OVER shall mean either of the following events effecting a change in control or ownership of the Corporation:

(i)     the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

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(ii)     a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

M.     IMMEDIATE FAMILY shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.

N.     MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary)in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

O.     1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

P.     NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

Q.     OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

R.     PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S.     PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

T.     PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of continuous duration of twelve (12) months or more.

U.     PLAN shall mean the Corporation's 2007 Acacia Technologies Stock Incentive Plan, as set forth in this document.

V.     PLAN ADMINISTRATOR shall mean the particular body, whether the Committee or the Board, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

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W.     PLAN EFFECTIVE DATE shall mean the date on which the Plan becomes effective.

X.     SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

Y.     SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

Z.     SHORT TERM FEDERAL RATE shall mean the federal short-term rate in effect under Section 1274(d) of the Code for the period the shares were held in escrow.

AA.         STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

BB.          STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

CC.          STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.

DD.         SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

EE.           TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over through the acquisition of such Common Stock.

FF.           10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

GG.          WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding taxes to which the holder of options, stock issuances or share right awards may become subject in connection with such options, stock issuances or share right awards.

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DETACH PROXY HERE AND RETURN

The Board of Directors recommends a vote FOR the nominees listed below and a vote FOR each of the listed proposals.

(1) To elect three directors to serve until the 2010 Annual Meeting of Stockholders or until each of their successors are duly elected and qualified.
Nominees: Robert L. Harris, II, Fred A. de Boom and Amit Kumar, Ph.D.
[  ] FOR all nominees listed above (except as marked to the contrary below.)
[  ] WITHHOLD AUTHORITY to vote for all nominees listed below.
(INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in the space below.)

(2) To approve the 2007 Acacia Technologies Stock Incentive Plan
[  ] FOR    [  ] AGAINST   [  ] ABSTAIN

(3) To transact such other business as may properly come before the Annual Meeting or at any postponements or adjournments thereof. As to such matters, the undersigned hereby confers discretionary authority and authorizes the proxyholders to vote the proxies cumulatively in their discretion if cumulative voting is in effect.

(Dated)

(Please Print Name)

(Signature of Holder of Common Stock)

(Additional Signature if Held Jointly)

NOTE: Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees, and guarantors should give full titles when signing. Corporations and partnerships should sign in full corporate or partnership name by authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if marked in the United States.

Proxy	Proxy

PROXY	ACACIA RESEARCH CORPORATION PROXY Annual Meeting of Stockholders May 15, 2007	PROXY

This Proxy is Solicited on Behalf of the Board of Directors
of Acacia Research Corporation

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and appoints Paul R. Ryan and Edward J. Treska and each of them, the Proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Acacia Research - Acacia Technologies Common Stock and Acacia Research - CombiMatrix Common Stock held of record by the undersigned on March 26, 2007, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of Acacia Research Corporation (the "Company") to be held May 15, 2007, or at any postponements or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS
OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE DIRECTOR
NOMINEES AND FOR EACH OF THE OTHER PROPOSALS.

(See reverse side)